Exhibit 1.1

MIND TECHNOLOGY, INC.

[•] Shares of 9.00% Series A Cumulative Preferred Stock

UNDERWRITING AGREEMENT

November [•], 2021

Ladenburg Thalmann & Co. Inc.

640 5th Ave, 4th Floor

New York, NY 10019

Ladies and Gentlemen:

MIND Technology, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Ladenburg Thalmann & Co. Inc. (the “Underwriter”), pursuant to and in accordance with the terms and conditions of this underwriting agreement (the “Agreement”), an aggregate of [•] shares (the “Shares”) of its 9.00% Series A Cumulative Preferred Stock, par value $1.00 per share (the “Preferred Stock”).

It is understood that, subject to the conditions hereinafter stated, an aggregate of [•] Shares (the “Firm Shares”) will be sold to the Underwriter in connection with the public offering (the “Offering”) and sale of such Firm Shares. In addition, as set forth below, the Company proposes to issue and sell to the Underwriter, upon the terms and conditions set forth in Section 3 hereof, an aggregate of up to [•] additional Shares (the “Optional Shares”). The Firm Shares and the Optional Shares are sometimes collectively referred to herein as the “Securities.”

This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriter.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) Compliance with Registration Requirements. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in conformity in all material respects with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules and Regulations”) a Registration Statement (as defined below) on Form S-1 (File No. 333-260486), which became effective on November [•], 2021 (the “Effective Date”), including a preliminary prospectus dated November [•], 2021 and filed with the Commission on November [•], 2021 pursuant to Rule 424 of the Rules and Regulations, to be used in connection with the sale of the Securities (the “Preliminary Prospectus”). The term “Registration Statement” as used in this Agreement means the Registration Statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430A of the Rules and Regulations), as amended and/or supplemented to the date of this Agreement, including the Prospectus. The Registration Statement has been declared effective by the Commission under the Securities Act, and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the

Commission, and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. The final prospectus filed with the Commission pursuant to Rule 424 of the Rules and Regulations not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement is hereafter called the “Prospectus.” If the Company has filed or does file an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Rules and Regulations (the “Rule 462(b) Registration Statement”), then any reference herein to the Registration Statement from and after the date and time of filing of the Rule 462(b) Registration Statement shall also be deemed to include such Rule 462(b) Registration Statement. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed.

The final Preliminary Prospectus included in the Disclosure Package (as defined below) and the Prospectus when filed with the Commission complied with or will comply, in all material respects with the Securities Act and the Rules and Regulations and, if filed by electronic transmission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Securities. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective, and at each Closing Date (as defined below), complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at the date hereof, the Closing Date and any Option Closing Date (as defined below), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 11 hereof. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) No Other Contracts. There are no contracts or other documents required to be described in the Registration Statement, the Disclosure Package (as defined herein) or Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. Each agreement to which the Company is a party (i) that is referred to in the Registration Statement, the Disclosure Package or Prospectus or filed as an exhibit to the Registration Statement, and (ii) is material to the Company’s business (each, a “Material Contract”), has been duly and validly executed by the Company, is in full force and effect in all material respects and (assuming that such Material Contract constitutes the legal, valid and binding obligation of the other persons party thereto) is enforceable against the Company, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally, (B) as enforceability of indemnification or contribution provisions may be limited under the federal and state securities laws, and (C) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought. The Company has not assigned any of its rights under any Material Contract. The Company is not in breach or default under any Material Contract and, to the Company’s knowledge, no event has occurred that, with the giving of notice or lapse of time, or both, would constitute a breach or default by the Company or any other party under any Material Contract, in any case, which breach or default or event, individually or in the aggregate, would have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company is not aware of any other party to a Material Contract being in breach or default thereunder. The Company has no knowledge that any Material Contract is unenforceable against any other party thereto (except for the limitations on enforceability set forth in clauses (A), (B) and (C) of this paragraph).

(c) The term “Disclosure Package” means, collectively, (i) the Preliminary Prospectus that is included in the Registration Statement immediately prior to the Initial Sale Time (as defined below), if any, as amended or supplemented, (ii) any issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”) identified in Schedule I hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of [•] p.m. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 11 hereof.

(d) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. This subsection (d) does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 11 hereof.

(e) Delivery of Registration Statement and Prospectus. The Company has delivered to the Underwriter one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriter has reasonably requested.

(f) Offering Materials. The Company has not distributed and will not distribute, directly or indirectly, prior to the later of the Option Closing Date and the completion of the Underwriter’s distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriter or included in Schedule I hereto, or the Registration Statement.

(g) Listing. Shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and Preferred Stock are registered pursuant to Section 12(b) of the Exchange Act and listed for quotation and admitted for trading on the NASDAQ Global Select Market (“NASDAQ”). The Company has not received any notice from NASDAQ regarding the delisting of such shares from NASDAQ (except for such notices as have been fully resolved), nor has the Company received any written notification that NASDAQ is contemplating terminating such listing. To the Company’s knowledge, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority (“FINRA”) and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus.

(h) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of Regulation S-X under the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries on the bases stated therein as of the respective dates or for the respective periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, except to the extent disclosed therein, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Disclosure Package and the Prospectus or the documents incorporated by reference therein), or any material change in the short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (i), (ii) and (iii) as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus or the documents incorporated by reference therein.

(j) Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing (in the case of foreign subsidiaries, such analogous concept) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (in the case of foreign subsidiaries, such analogous concept) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged as described in the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, the subsidiaries listed in Schedule II to this Agreement are the only “significant subsidiaries” (as defined in Rule 405 under the Rules and Regulations) of the Company.

(k) Company Capitalization. As of the date hereof, the Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Capitalization;” all the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to any pre-emptive or similar rights; except as described in the Disclosure Package, the Registration Statement and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; each of the Common Stock and Preferred Stock conforms in all material respects to the applicable description thereof contained in the Disclosure Package and the Prospectus; and all of the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and non-assessable (except (a), in the case of any foreign subsidiary, for directors’ qualifying shares and (b) except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus or the documents incorporated by reference therein) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (except (a) in the case of any foreign subsidiary, for directors’ qualifying shares and (b) except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus or the documents incorporated by reference therein).

(l) Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(m) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) Authorization of Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be validly issued, fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Disclosure Package and the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights.

(o) Absence of Defaults. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Absence of Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities and the consummation of the transactions contemplated by the this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Absence of Further Requirements. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority (including, without limitation, NASDAQ) is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities and the consummation of the transactions contemplated by this Agreement, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by FINRA and under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriter and any consent, approval, authorization, order, registration or qualification that either has been, or prior to each Closing Date will have been, obtained or made, or which if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Absence of Proceedings. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Disclosure Package or the Prospectus that are not so described in the Registration Statement and the Prospectus.

(s) Independent Accountants. Moss Adams LLP, (“Moss Adams”) who has certified certain audited financial statements of the Company and its subsidiaries, is, and was during the periods covered by its reports, an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t) Title to Property. The Company and its subsidiaries have good and indefeasible title (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property (other than Intellectual Property (as defined below)) and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) Intellectual Property. The Company and each of its subsidiaries owns or possesses the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, Internet domain names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as currently conducted except where the failure to own or have the right to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the Company’s and each of its subsidiaries’ businesses as now conducted do not misappropriate or infringe upon any valid and enforceable Intellectual Property of any person. Neither the Company nor any of its subsidiaries has received notice of any claim against the Company or any of its subsidiaries alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other Intellectual Property right or franchise right of any person.

(v) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(w) Tax Returns. (i) The Company and its subsidiaries have paid all federal, state, local and foreign taxes and have filed (or have obtained extensions with respect to) all tax returns required to be filed through the date hereof and (ii) except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, other than in the case of clauses (i) or (ii) above, (a) to the extent the failure to file such tax returns or pay such taxes would not have a Material Adverse Effect, or (b) to the extent such taxes are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.

(x) Permits. The Company and each of its subsidiaries have made all material filings, applications and submissions required by, and own or possess all material approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, authorizations and permits issued by, and have made all material declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies that are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses (collectively, the “Governmental Permits”) and is in compliance in all material respects with the terms and conditions of all such Governmental Permits, except where any failures to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Governmental Permits are in full force and effect. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of any proceedings relating to revocation or modification of, any such Governmental Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(y) Labor Relations. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of the Company or any of its or its subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect.

(z) Environmental Laws. The Company and its subsidiaries are and, within all applicable statute of limitation periods, have been in compliance with all foreign, federal, state and local statute, law (including the common law), ordinance, rule, regulation, order, judgment, decree, permit, license registration, exemption, approval or authorization, relating to the generation, use, treatment, storage, handling, transportation and disposal of hazardous or toxic substances, materials or wastes or the protection of health and safety (to the extent such health and safety relate to exposure to hazardous or toxic substances, materials or wastes) or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, singly or in the aggregate, have a Material Adverse Effect. There has been no disposal, discharge, emission, or other release of any hazardous or toxic substances, materials or wastes by or on behalf of, the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is liable) upon any of the property owned, leased or operated by the Company or any of its subsidiaries or into the environment surrounding such real property, or, to the Company’s knowledge, upon any other offsite property where the Company or its subsidiaries have transported or disposed such hazardous or toxic substances, materials or wastes that would give rise to any legally enforceable liability under, any Environmental Law, except for any violation or liability which would not have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect. The Company and its subsidiaries monitor and assess the requirements of Environmental Laws applicable to their businesses and assets and periodically evaluate the costs and liabilities that may be incurred pursuant to such requirements (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws and permits, licenses, registrations, exemption, approvals and authorizations issued thereunder, any related constraints on operating activities, and any legally enforceable liabilities to third parties) and, based on such monitoring, assessment and evaluation, the Company and its subsidiaries have no knowledge of any such costs or liabilities that could, individually or in the aggregate, have a Material Adverse Effect.

(aa) ERISA. Except, in each case, for any such matter as would not reasonably be expected to have a Material Adverse Effect: (i) each “employee benefit plan” (within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company would have any liability (a “Plan”) has been maintained in compliance in all material respects with applicable law, including ERISA and the Code; (ii) no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) has occurred with respect to a Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA, (A) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA) has occurred or is reasonably expected to occur and (B) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, other than events with respect to which the 30-day notice requirement has been waived; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause a loss of such qualification.

(bb) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurance that the information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to provide reasonable assurance that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(cc) Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls over financial reporting. The Company is not aware of any: (i)

significant deficiencies and material weaknesses, if any, in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(dd) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as is customary for a company in the business in which the Company and its subsidiaries and their respective businesses are in; and neither the Company nor any of its subsidiaries has (i) received written or other notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ee) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any Company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment from Company funds or benefit to any foreign or domestic government or regulatory official or employee, including any employee of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws or regulations; or (iv) made, offered, agreed to, requested, or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ff) Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) OFAC. None of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any other person associated with or acting on behalf of the Company or any of its subsidiaries is currently subject to or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other applicable sanctions authority (collectively, “Sanctions”), nor is the Company or any subsidiary (a) doing business in violation of any Sanctions or (b) located, organized or resident in a country or territory that is the subject of the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and neither the Company nor any subsidiary will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory in violation of any Sanctions or in a Sanctioned Country, or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Neither the Company nor any of its subsidiaries has knowingly engaged in or is now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity that, at the time of the dealing or transaction is or was the subject or the target of Sanctions, in violation of such Sanctions or with any Sanctioned Country.

(hh) No Prohibition on Dividends Payable by Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ii) Absence of Finders’ Fee. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(jj) Absence of Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(kk) Absence of Stabilization and Manipulation. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ll) Forward Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(nn) Sarbanes-Oxley. The Company is, and to the knowledge of the Company, the Company’s directors or officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder that are effective and applicable to the Company.

(oo) Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(pp) FINRA Matters. Neither the Company nor any subsidiary nor any of their affiliates (within the meaning of FINRA’s Conduct Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of FINRA’s Conduct Rule 1011(b)) of, any member firm of FINRA.

(qq) Cybersecurity; Data Protection. (i) The Company and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices; and (ii) to the knowledge of the Company, there has been no security breach or other compromise to the personal data and sensitive, confidential or regulated data, including the data of the Company and its subsidiaries’ respective employees, suppliers, vendors and third parties, in each case, maintained or processed by the Company and its subsidiaries in connection with their businesses (collectively, the “Confidential Data”), except for any breach or compromise that has been remedied without material cost or liability or the duty to notify or disclose such breach or compromise to any other person, governmental entity or regulatory agency or which otherwise would not be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, to the knowledge of the Company, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations of the Company and its subsidiaries, governing the privacy and security of information technology and computer systems, networks, hardware, software, data, equipment or technology of the Company and its subsidiaries (collectively, “IT Systems”) and Confidential Data and the protection of such IT Systems and Confidential Data from unauthorized use, access, misappropriation or modification, except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect.

Any certificate signed by or on behalf of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2. Representations and Warranties of the Underwriter. The Underwriter represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) any Issuer Free Writing Prospectus, or (ii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

(b) It will retain copies of each free writing prospectus used or referred to by it to the extent required by Rule 433 under the Securities Act.

3. Purchase of the Securities by the Underwriter.

(a) Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase at a price of $[•] per Share (which gives effect to a [•]% discount), [•] Firm Shares. The Underwriter agrees to offer the Firm Shares to the public as set forth in the Prospectus.

(b) The Company hereby grants to the Underwriter and its designees an option to purchase from the Company, solely for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares, all or any portion of the Optional Shares for a period of thirty (30) days from the date of the Prospectus at the purchase price per Share set forth above.

No Optional Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

4. Delivery of and Payment for Securities. Delivery of the Firm Shares to be purchased by the Underwriter from the Company against payment for such Securities shall be made on November [•], 2021, or at such other date as shall be determined by the Underwriter and the Company (the “First Closing Date”).

The option to purchase Optional Shares granted in Section 3 hereof may be exercised during the term thereof by written notice to the Company from the Underwriter. The option may be exercised in whole or part, and if in part, the option can be exercised on multiple occasions. Such notice shall set forth the aggregate number of Optional Shares as to which the option is being exercised and the time and date, not earlier than either the First Closing Date or the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date of such exercise, as determined by the Underwriter, when the Optional Shares are to be delivered (each, an “Option Closing Date”). The First Closing Date and each Option Closing Date are herein individually referred to as the “Closing Date” and collectively referred to as the “Closing Dates”.

On each Closing Date, the Company shall deliver the Firm Shares or the Optional Shares, as applicable, which shall be registered in the name or names and shall be in such denominations as the Underwriter may request at least one (1) business day before the applicable Closing Date, to the Underwriter, which delivery shall be made through the facilities of the Depository Trust Company’s DWAC system.

5. Covenants. The Company covenants and agrees with the Underwriter that:

(a) During such period beginning on the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales as contemplated by this Agreement by the Underwriter or any dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the Disclosure Package or the Prospectus, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(b) After the date of this Agreement, the Company shall promptly advise the Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock or Preferred Stock from any securities exchange upon which it is listed for trading or included or designated (or approved for inclusion or designation) for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. In addition, the Company agrees that it shall comply with the provisions of Rule 424(b) under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) (i) If any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in order to make the statements therein, in light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Underwriter promptly of any such event or condition), or if in the reasonable opinion of the Underwriter it is otherwise necessary to amend or supplement the Disclosure Package to comply with law, then the Company agrees to promptly prepare, file with the Commission and furnish to the Underwriter and to dealers (if any), at its own expense, amendments or supplements to the Disclosure Package so that the statements in the Disclosure Package as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Disclosure Package, as amended or supplemented, will comply with law; (ii) if, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Underwriter promptly of any such event or condition), or if in the reasonable opinion of the Underwriter it is otherwise necessary to amend or supplement the Registration Statement or the Prospectus to comply with law, including in connection with the delivery of the Prospectus, then the Company agrees to promptly prepare, file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish to the Underwriter and to dealers (if any), amendments or supplements to the Registration Statement or the Prospectus, or any new registration statement so that the statements in the Registration Statement or the Prospectus as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Registration Statement or the Prospectus, as amended or supplemented, will comply with law.

(d) The Company agrees that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Preferred Stock that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of any Issuer Free Writing Prospectus included in Schedule I hereto. Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(e) The Company shall furnish to the Underwriter, from time to time and without charge, copies of the Registration Statement of which three shall be signed and shall include exhibits and all amendments and supplements to any of such Registration Statement, in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

(f) The Company shall take or cause to be taken all necessary action and furnish to whomever the Underwriter may direct such information as may be required in qualifying the Securities for sale under the laws of such jurisdictions which the Underwriter shall designate and to continue such qualifications in effect for as long as may be necessary for the distribution of the Securities; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, or to execute a general consent for service of process.

(g) The Company shall make generally available to its securityholders, in the manner contemplated by Rule 158(b) under the Securities Act, as soon as practicable but in any event not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement which will comply with Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

(h) Other than the Securities issued to the Underwriter and except for equity awards issued to directors, officers, employees and consultants in the ordinary course under plans approved by the Company’s board of directors and disclosed in the Prospectus (including the filing of any related registration statement on Form S-8), the Company will not, without the prior written consent of the Underwriter (which consent may be withheld in the Underwriter’s sole discretion), directly or indirectly, issue, sell, offer, agree to sell, contract or grant any option to sell (including, without limitation, pursuant to any short sale), pledge, make any short sale of, maintain any short position with respect to, transfer, establish or maintain an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, enter into any swap, derivative transaction or other arrangement (whether such transaction is to be settled by delivery of common stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any of the economic consequences of ownership, or otherwise dispose of any shares of Common Stock or Preferred Stock, options or warrants to acquire shares of Common Stock or Preferred Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock or Preferred Stock, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus (the “Lock-Up Period”).

(i) The Company shall cause each officer and director of the Company set forth on Schedule III hereto to furnish to the Underwriter, on or prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-up Agreements”), pursuant to which each such person shall agree, subject to customary exceptions, not to offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of Common Stock or Preferred Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock or Preferred Stock during the 90 days following the date of the Prospectus, except with the Underwriter’s prior written consent.

(j) The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock and the Preferred Stock.

(k) The Company shall apply the net proceeds of the sale of the Securities in the manner specified in the Prospectus under the heading “Use of Proceeds.”

(l) The Company will furnish (or make available through EDGAR) to its securityholders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. During the period of two years from the date hereof, the Company will deliver (or make available through the EDGAR) to the Underwriter copies of each annual report of the Company and each other report furnished by the Company to its securityholders and will deliver to the Underwriter, as soon as they are available, copies of any other reports (financial or otherwise) which the Company shall publish or otherwise make available to any of its securityholders as such, and as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or FINRA.

(m) The Company will use its best efforts to cause the Preferred Stock to be listed on NASDAQ and to maintain the listing of (A) the Preferred Stock, including the Securities and (B) the Common Stock on the NASDAQ and any other securities exchange on which they are listed.

(n) Whether or not this Agreement is terminated or the sale of the Securities to the Underwriter is consummated, the Company shall pay or cause to be paid (A) all expenses (including stock transfer taxes) incurred in connection with the delivery to the Underwriter of the Securities, (B) all fees and expenses (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each preliminary prospectus, the Disclosure Package and the Prospectus, as amended or supplemented, and the printing, delivery and shipping of this Agreement and other underwriting documents, including, if applicable, Underwriter’s Questionnaires, Underwriter’s Powers of Attorney, Blue Sky Memoranda, the Agreement Among Underwriters and Selected Dealer Agreements, (C) if necessary, all filing fees and reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the qualification of the Securities for sale under state securities laws as provided in Section 5(f) hereof, (D) the filing fee of FINRA and any applicable fees and expenses of counsel for the Underwriter in connection with a review of the Offering by FINRA up to a maximum amount with respect to this clause (D) of $15,000, (E) fees and expenses of counsel for the Underwriter up to a maximum amount of $65,000, in addition to the fees and expenses as set forth in clause (D) above, (F) all costs and expenses incident to listing the Securities on NASDAQ, (G) the cost of printing certificates representing the Securities, (H) the cost and charges of any transfer agent or registrar, and (I) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise provided for in this Section 5(n). If the sale of the Securities provided for herein is not consummated by reason of acts of the Company which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriter’s obligations hereunder is not fulfilled, unless the failure to perform the agreement or fulfill the condition is due to the default or omission of the Underwriter, the Company shall reimburse the Underwriter for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriter in connection with its investigation, preparing to market and marketing the Securities or in contemplation of performing its obligations hereunder. The Company shall not in any event be liable to the Underwriter for loss of anticipated profits from the transactions covered by this Agreement.

(o) The Company will prepare a final term sheet relating to the Offering, containing only information that describes the final terms of the Offering in a form consented to by the Underwriter and attached hereto as Exhibit B, and to file such final term sheet within the period required by Rule 433(d) under the Securities Act following the date on which the final terms have been established for the Offering.

(p) The Company will comply with Rule 433(d) under the Securities Act and with Rule 433(g) under the Securities Act.

(q) The Company will use its reasonable best efforts to cause the Securities to be eligible for clearance through the facilities of The Depository Trust Company for the accounts of the Underwriter.

6. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, at and as of the date hereof and the First Closing Date (as if made at the First Closing Date) and, with respect to the Optional Shares, each Option Closing Date (as if made at the Option Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Registration Statement shall be effective and all filings required by Rules 424, 430A and 433 under the Securities Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriter’s satisfaction.

(b) The Underwriter shall not have advised the Company that the Registration Statement, the Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in the Underwriter’s opinion, is material, or omits to state a fact which, in the Underwriter’s opinion, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) On each Closing Date, the Underwriter shall have received the opinion and 10b-5 statement of Holland & Knight LLP, counsel for the Company, addressed to the Underwriter and dated as of such Closing Date, in form and substance reasonably satisfactory to the Underwriter and to counsel to the Underwriter, substantially in the form of Exhibit C attached hereto.

(d) On each Closing Date the Underwriter shall have received the favorable opinion of Hunton Andrews Kurth LLP, counsel for the Underwriter, dated as of such Closing Date, in form and substance satisfactory to the Underwriter.

(e) There shall have been furnished to the Underwriter a certificate of the Company, dated as of each Closing Date and addressed to the Underwriter, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending or, to their knowledge, contemplated;

(iii) Any and all filings required by Rules 424, 430A, 430B and 430C under the Securities Act have been timely made;

(iv) The signers of said certificate have carefully examined the Registration Statement and the Disclosure Package and the Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein; the Registration Statement or any amendment thereto does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Disclosure Package and the Prospectus or any supplements thereto do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(v) Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Disclosure Package and the Prospectus which has not been so set forth.

(f) Since the effective date of the Registration Statement, neither the Company nor any of its consolidated subsidiaries shall have sustained any loss by strike, fire, flood, accident or other calamity (whether or not insured), which has a Material Adverse Effect on the Company or its consolidated subsidiaries taken as a whole, nor shall have become a party to or the subject of any litigation that would reasonably be expected to have a Material Adverse Effect on the Company and its consolidated subsidiaries taken as a whole, nor shall there have been a material adverse change in the general affairs, business, key personnel, capitalization, financial position, earnings or net worth of the Company and its consolidated subsidiaries, whether or not arising in the ordinary course of business, which loss, litigation or change, in the Underwriter’s judgment, shall render it inadvisable to proceed with the delivery of the Securities.

(g) On the date hereof, and on each Closing Date, the Underwriter shall have received from Moss Adams, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriter in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to Underwriter, delivered according to Public Company Accounting Oversight Board AS 6101 (or any successor bulletin), with respect to the respective audited and unaudited financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus for which such accountant was engaged by the Company.

(h) Since the date of the Prospectus, there shall not have been a Material Adverse Effect.

(i) The Lock-Up Agreements required by Section 5(i) of this Agreement shall have been delivered to the Underwriter and be in full force and effect on such Closing Date.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriter and to counsel for the Underwriter. The Company shall furnish the Underwriter with such conformed copies of such opinions, certificates, letters and other documents as the Underwriter shall reasonably request. If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the First Closing Date or any Option Closing Date, as the case may be, by the Underwriter. Any such cancellation shall be without liability of the Underwriter to the Company. Notice of such cancellation shall be given to the Company in writing, or by telephone and confirmed in writing.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless the Underwriter and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of the Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Underwriter or any such director, officer, employee, agent or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company contained herein, (B) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (the term Prospectus for the purpose of this Section 7(a) being deemed to include the preliminary prospectus included in the Registration Statement at the time it became effective, the Prospectus and the Prospectus as amended or supplemented by the Company), (C) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Preferred Stock under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (D) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (E) any omission or alleged omission from the Disclosure Package, any Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; except in the case of (B), (D) and (E) above only insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriter to the Company expressly for use in such Registration Statement, the Disclosure Package, Issuer Free Writing Prospectus, Prospectus or Application; and to promptly reimburse the Underwriter, or any such director, officer, employee, agent or controlling person for any legal and other expense reasonably incurred by the Underwriter, or any such director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liability which the Company may otherwise have.

(b) The Underwriter agrees to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Underwriter contained herein, (B) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus, or any Application, (C) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (D) any omission or alleged omission from the Disclosure Package, any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, the Disclosure Package, Issuer Free Writing Prospectus, Prospectus or Application in reliance upon and in conformity with information furnished in writing by the Underwriter to the Company expressly for use therein; and to promptly reimburse the Company, or any such director, officer, employee or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party except to the extent such indemnifying party has been materially prejudiced otherwise than under such subsection. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that if the named parties in any such action (including impleaded parties) include the Underwriter or any director, officer, employee, agent or controlling person of the Underwriter as an indemnified party or parties as well as the Company, and such indemnified party or parties shall have reasonably concluded, based on advice of outside counsel, that there may be one or more legal defenses reasonably available to it or them which are different from or additional to those available to the Company, or that representation of the indemnified party or parties and the Company by the same counsel would be inappropriate due to actual or potential differing interests between them, the Company shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation unless such indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence, in which case the indemnifying party shall be liable for all legal fees and expenses of such separate counsel.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriter. The relative fault of the Company and of the Underwriter shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8. Termination.

(a) Until the First Closing Date, this Agreement may be terminated by the Underwriter by giving notice as hereinafter provided to the Company if: (i) the Company shall have failed, refused or been unable, at or prior to the First Closing Date, to perform any agreement on its part to be performed hereunder, unless the failure to perform any agreement is due to the default or omission by the Underwriter; (ii) any other condition of the obligations of the Underwriter hereunder is not fulfilled; (iii) trading in securities generally on the New York Stock Exchange or NASDAQ shall have been suspended or minimum or maximum prices shall have been established on either of such exchanges by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by NASDAQ or other stock exchange or regulatory body or governmental authority having jurisdiction; (v) a general banking moratorium shall have been declared by Federal or state authorities; (vi) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (vii) there shall have been any material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Underwriter’s judgment, makes it inadvisable to proceed with the delivery of the Securities; or (viii) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States or any other national or international calamity or emergency if, in the Underwriter’s judgment, the effect of any such attack, outbreak, escalation, declaration, act, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the public offering or the delivery of the Securities. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or the Underwriter, except as otherwise provided in Sections 5(n) or 7 hereof.

(b) Any notice referred to above may be given at the address specified in Section 10 hereof in writing or by telephone, and if by telephone, shall be immediately confirmed in writing.

9. Survival of Indemnities, Contribution, Warranties and Representations. All representations, warranties, and agreements of the Company and the Underwriter herein or in certificates delivered pursuant hereto, and the agreements of the Underwriter and the Company contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriter hereunder.

10. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication to the parties hereto as follows:

If to the Underwriter:	Ladenburg Thalmann & Co. Inc.
640 5th Ave, 4th Floor
New York, NY 10019
Attention: Steve Kaplan and Jeffrey Caliva
Email: skaplan@ladenburg.com and jcaliva@ladenburg.com

with a copy to:	Hunton Andrews Kurth LLP
200 Park Avenue
New York, NY 10166
Attention: Richard H. Kronthal, Esq.
Email: rkronthal@huntonak.com

If to the Company:	MIND Technology, Inc.
2002 Timberloch Place, Suite 400
The Woodlands, TX 77380-1187
Attention: President and Chief Executive Officer
Email: rob.capps@mind-technology.com

with a copy to:	Holland & Knight LLP
811 Main Street, Suite 2500
Houston, TX 77002
Attention: Timothy T. Samson, Esq.
Email: timothy.samson@hklaw.com and Holland & Knight LLP One Arts Plaza, 1722 Routh Street, Suite 1500 Dallas, TX 75201 Attention: Amy R. Curtis, Esq. Email: amy.curtis@hklaw.com

11. Information Furnished by Underwriter. The statements in the Prospectus set forth under the caption “Underwriting” in the first paragraph concerning the name of the Underwriter and the number of Firm Shares the Underwriter has agreed to purchase, in the paragraphs concerning sales by the Underwriter to the public at the offering price and to dealers at such price less a concession and sales by the Underwriter to discretionary accounts, and in the first two paragraphs under the caption “Underwriting—Stabilization, Short Positions and Penalty Bids” constitute the only written information furnished by or on behalf of the Underwriter referred to in paragraphs (a) and (c) of Section 1 hereof and in paragraphs (a) and (b) of Section 7 hereof.

12. Parties. This Agreement is made solely for the benefit of the Underwriter, the Company, any officer, director, employee agent or controlling person referred to in Section 7 hereof, and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement. The term “successors and assigns,” as used in this Agreement, shall not include any purchaser of any of the Securities from the Underwriter merely by reason of such purchase.

13. Definition of “Business Day”. For purposes of this Agreement, “Business Day” means any day on which NASDAQ is open for trading.

14. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof. The Underwriter and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York; (b) waives any objection which it may have now or hereafter to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the Supreme Court of the State of New York, New York County, or of the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Underwriter and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address or delivered via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Underwriter mailed by certified mail to the Underwriter’s address or delivered via overnight delivery shall be deemed in every respect effective service of process upon the Underwriter, in any such suit, action or proceeding. THE COMPANY (ON BEHALF OF ITSELF, THE SUBSIDIARIES AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) The Underwriter has been retained solely to act as underwriter in connection with the sale of Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriter or any of its affiliates has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriter has advised or is advising the Company on other matters;

(b) The price of the Securities set forth in this Agreement was established by the Company following discussions and arms’ length negotiations with the Underwriter, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) The Company has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions and services which may involve interests that differ from those of the Company, and that the Underwriter has no obligation to disclose such interests and transactions and services to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17. Counterparts; Electronic Signature. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and any certificate, agreement or other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the purpose of this Section 17, “Electronic Signature” means any electronic symbol or process (including, without limitation, DocuSign and AdobeSign) attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(Signature Pages Follow)

Please confirm, by signing below, that the Underwriter is acting on behalf of itself and that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

Very truly yours,

MIND Technology, Inc.

By:
Name:	Robert P. Capps
Title:	President and Chief Executive Officer

Signature Page to Underwriting Agreement

Confirmed and accepted as of the date first above mentioned:

LADENBURG THALMANN & CO. INC.

By:
Name:
Title:

Signature Page to Underwriting Agreement